Exhibit 99.1
THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA
UNITED STATES OF AMERICA,
Plaintiff,
v.
ALTIVITY PACKAGING, LLC and
GRAPHIC PACKAGING INTERNATIONAL, INC.,
Defendants.
ASSET PRESERVATION STIPULATION AND ORDER
     It is hereby stipulated and agreed by and between the undersigned parties, subject to approval and entry by the Court, that:
I.     DEFINITIONS
As used in this Asset Preservation Stipulation and Order:
     A. “Acquirer” or “Acquirers” means the entity or entities to whom Defendants divest some or all of the Divestiture Mills.
     B. “Altivity” means Defendant Altivity Packaging, LLC, a Delaware limited liability company with its headquarters in Elk Grove Village, Illinois, its direct and indirect parents, private equity owners or partners, successors, assigns, subsidiaries, divisions, groups, affiliates, partnerships, joint ventures, and their directors, officers, managers, agents, and employees.
     C. “Graphic” means Defendant Graphic Packaging International, Inc., a Delaware corporation with its headquarters in Marietta, Georgia, its direct and indirect parents, successors, assigns, subsidiaries, divisions, groups, affiliates, partnerships, joint ventures, and their directors, officers, managers, agents, and employees.

     D. “CRB” means coated recycled boxboard.
     E. “Divestiture Mills” means Altivity’s CRB mill located at 455 Factory Street, Wabash, Indiana 46992 (the “Wabash Mill”), including all Mill Assets relating to the Wabash Mill, Altivity’s CRB mill located at 5000 Flat Rock Road, Philadelphia, Pennsylvania 19127 (the “Philadelphia Mill”), including all Mill Assets relating to the Philadelphia Mill, and the Alternative Asset.
     F. “Mill Assets” means:
          (1) all tangible assets used in, devoted to, or necessary to the operations of a Divestiture Mill, including but not limited to all such assets relating to research and development activities, manufacturing equipment, tooling and fixed assets, real property (leased or owned), personal property, inventory, CRB reserves, information technology systems, office furniture, materials, supplies, docking facilities, on- or off-site warehouses or storage facilities; all licenses, permits and authorizations issued by any governmental organization; all contracts, agreements, leases (including renewal rights), commitments, certifications, and understandings, including supply agreements; customer lists, accounts, and credit records; all interests in, and contracts relating to, power generation; all repair and performance records and all other records; and
          (2) all intangible assets used in, devoted to, or necessary to the operations of a Divestiture Mill, including but not limited to all contractual rights, patents, licenses and sublicenses, intellectual property, technical information, computer software and related documentation, know-how, trade secrets, drawings, blueprints, designs, design protocols, specifications for materials, specifications for parts and devices, safety procedures for the handling of materials and substances, quality assurance and control procedures, environmental studies or assessments, design tools and simulation capability, all manuals and technical information provided to the employees, customers, suppliers, agents or licensees, and all research data concerning historic and current research and development efforts, including, but not limited to designs of experiments, and results of successful and unsuccessful designs and experiments.
     G. “Alternative Asset” means the Altivity CRB mill located at 2600 De La Cruz Blvd, Santa Clara, California 95050 (the “Santa Clara Mill”), including all Mill Assets relating to the Santa Clara Mill.
II. OBJECTIVES
     The proposed Final Judgment filed in this case is meant to ensure Defendants’ prompt divestiture of the Divestiture Mills that are required to be divested under the proposed Final Judgment for the purpose of maintaining competition in the market for the production and sale of CRB in North America in order to remedy the anticompetitive effects that the United States alleges would otherwise result from the Defendants’ merger. This Asset Preservation Stipulation and Order ensures that until the divestitures required by the proposed Final Judgment have been accomplished, the Divestiture Mills remain as economically viable, competitive, and ongoing business concerns.
III. JURISDICTION AND VENUE
     This Court has jurisdiction over the subject matter of this action, and Defendants waive all objections to the Court’s exercise of personal jurisdiction over Defendants in this action and to the propriety of venue in the United States District Court for the District of Columbia.
  IV. COMPLIANCE WITH AND ENTRY OF PROPOSED FINAL JUDGMENT
     A. The parties stipulate that a proposed Final Judgment in the form attached hereto as Exhibit A may be filed with and entered by the Court, upon the motion of any party or upon the Court’s own motion, at any time after compliance with the requirements of the Antitrust

Procedures and Penalties Act, 15 U.S.C. § 16, and without further notice to any party or other proceedings, provided that the United States has not withdrawn its consent, which it may do at any time before the entry of the proposed Final Judgment by serving notice thereof on Defendants and by filing that notice with the Court.
     B. Defendants shall abide by and comply with the provisions of the proposed Final Judgment, pending the proposed Final Judgment’s entry by the Court, or until expiration of time for all appeals of any Court ruling declining entry of the proposed Final Judgment, and shall, from the date of the signing of this Stipulation by the parties, comply with all the terms and provisions of the proposed Final Judgment as though the same were in full force and effect as an order of the Court.
     C. Defendants shall not consummate the transaction sought to be enjoined by the Complaint herein before the Court has signed this Asset Preservation Stipulation and Order.
     D. This Stipulation shall apply with equal force and effect to any amended proposed Final Judgment agreed upon in writing by the parties and submitted to the Court.
     E. In the event:
    (1) the United States has withdrawn its consent, as provided in Section IV(A) above, or
    (2) the proposed Final Judgment is not entered pursuant to this Stipulation, the time has expired for all appeals of any Court ruling declining entry of the proposed Final Judgment, and the Court has not otherwise ordered continued compliance with the terms and provisions of the proposed Final Judgment, then the parties are released from all further obligations under this Stipulation, and the making of this Stipulation shall be without prejudice to any party in this or any other proceeding.

     F. Defendants represent that the divestitures ordered in the proposed Final Judgment can and will be made, and that Defendants will later raise no claim of mistake, hardship, or difficulty of compliance as grounds for asking the Court to modify any of the provisions contained therein.
V.     ASSET PRESERVATION PROVISIONS
     Until the divestitures required by the proposed Final Judgment have been accomplished:
     A. Defendants shall take all steps necessary to preserve, maintain, and continue to operate the Divestiture Mills as economically viable, competitive, and ongoing businesses. Within twenty calendar (20) days after the entry of the Asset Preservation Stipulation and Order, Defendants will inform the United States of the steps Defendants have taken to comply with this Asset Preservation Stipulation and Order.
     B. Defendants shall use their best efforts to maintain and increase the sales and revenues of the products produced by or sold by the Divestiture Mills, and shall maintain at 2007 or previously approved levels for 2008, whichever are higher, all promotional, advertising, sales, technical assistance, marketing, and merchandising support for the Divestiture Mills.
     C. Defendants shall provide sufficient working capital and lines and sources of credit to continue to maintain the Divestiture Mills as economically viable, competitive, and ongoing businesses, consistent with the requirements of Section V(A).
     D. Defendants shall take all steps necessary to ensure that the Divestiture Mills are fully maintained in operable condition at no less than current capacity and sales levels, and shall maintain and adhere to all normal repair and maintenance schedules for the Divestiture Mills. Further, Defendants shall make all investments and capital expenditures scheduled as of March 1, 2008.

     E. Defendants shall replace the temporary boiler currently employed at the Philadelphia Mill, and shall install a new permanent boiler with capacity sufficient to maintain CRB production at full mill capacity and at full operational efficiency at all times throughout the mill’s annual operating cycle.
     F. Defendants shall not, except as part of a divestiture approved by the United States in accordance with the terms of the proposed Final Judgment, remove, sell, lease, assign, transfer, pledge, or otherwise dispose of any of assets of the Divestiture Mills.
     G. Defendants shall use their best efforts to preserve the existing relationships with each of the Divestiture Mills’ suppliers, customers, and others having business relations with the Divestiture Mills, in the ordinary course of the Divestiture Mills’ business and in accordance with past practice.
     H. Defendants’ employees with primary responsibility for the production, operation, distribution, and sale of the products sold by the Divestiture Mills, shall not be transferred or reassigned to other areas within the company except for transfer bids initiated by employees pursuant to Defendants’ regular, established job posting policy. Defendants shall provide the United States with ten (10) calendar days notice of any such transfer.
     I. Defendants shall take no action that would jeopardize, delay, or impede the sale of the Divestiture Mills.
     J. Defendants shall maintain, in accordance with sound accounting principles, separate, accurate and complete financial ledgers, books and records that report on a periodic basis, such as the last business day of every month, consistent with past practices, the assets, liabilities, expenses, revenues and income of the Divestiture Mills.
     K. Donald W. Sturdivant shall have managerial responsibility for and shall oversee the Divestiture Mills, subject to the provisions of the proposed Final Judgment. In the event Mr. Sturdivant is unable to perform his duties, Ed Byczynski shall replace Mr. Sturdivant and assume his duties. In the event that Mr. Byczynski is unable to perform his duties, Defendants shall appoint, subject to the approval of the United States, a replacement within ten (10) working days. Should Defendants fail to appoint a replacement acceptable to the United States within this time period, the United States shall appoint a replacement.
     L. Defendants shall take no action that would interfere with the ability of any trustee appointed pursuant to the proposed Final Judgment to complete the divestitures pursuant to the proposed Final Judgment to an Acquirer acceptable to the United States.
     M. This Asset Preservation Stipulation and Order shall remain in effect until consummation of the divestitures required by the proposed Final Judgment or until further order of the Court.

Dated: March 5, 2008

Respectfully submitted,

FOR PLAINTIFF	FOR DEFENDANT
UNITED STATES OF AMERICA	ALTIVITY PACKAGING LLC

/s/ Weeun Wang	/s/ Joseph F. Tringali

Weeun Wang, Attorney	Joseph F. Tringali, Esq.
United States Department of Justice	Simpson Thacher & Bartlett LLP
Antitrust Division, Litigation I Section	425 Lexington Avenue
1401 H Street, NW, Suite 4000	New York, NY 10017-3954
Washington, DC 20530	(212) 455-2000
(202) 307-3952
FOR DEFENDANT
GRAPHIC PACKAGING
INTERNATIONAL, INC.

/s/ Randall L. Allen

Randall L. Allen, Esq.
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, GA 30309-3424
(404) 881-7000
ORDER
IT IS SO ORDERED by the Court, this 5th day of March, 2008.

/s/ Emmet G. Sullivan
United States District Judge